EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Versant Contact:
Lee McGrath
Chief Financial Officer
Versant Corporation
1-800-VERSANT
510-789-1500
lmcgrath@versant.com

Versant IR Contact:
Scott Liolios
Liolios Group, Inc.
949-574-3860
scott@liolios.com

Versant Announces Third Quarter 2003 Results

Highlights include near break-even EPS and positive EBITDA for the third quarter

Fremont, California, September 9, 2003 - Versant Corporation (NASDAQ: VSNT), today announced its results for the third quarter of 2003.

For the third quarter ended July 31, 2003, the Company reported total revenue of $5.4 million. License revenue for the third quarter was $1.9 million, representing 35% of total revenues. Services revenue was $3.5 million for the third quarter. Net loss for the third quarter of 2003 was $153,000, or $0.01 per share.  The company had positive cash flow of $123,000 from operations for the third quarter. The company had positive earnings before interest, tax, depreciation and amortization (EBITDA) for the third quarter.

“We are very proud of our Q3 performance. The overall revenues reflected the strength in both license and services,” said Nick Ordon, Versant’s President and CEO.  “Noteworthy customer transactions for this quarter include addition of key new customers including Verisign and E. & J. Gallo Winery. The telecommunications and the technology sectors were the key performers in this quarter. Additionally, we booked our first license revenue from the real-time business.”

Comparatively, revenues for Q3 2003 were up 22% over Q3 2002. Operating expense for Q3 2003 decreased from Q3 2002 by $871,000. Net loss per share for Q3 2003 was $0.01 per share compared to a net loss of $0.11 per share for Q3 2002.

Key Highlights

Ordon also said, “The major achievement for this quarter is the strong revenues that were delivered with the lowest quarterly cost base the company has had in over six years. This resulted in positive cash flow from operations and positive EBITDA for the third quarter.”

“The increase in overall customer activity, particularly in the telecommunications sector, was a key strong point for the quarter, with software license orders from Verisign, Verizon, Bell Canada and Nortel,” said Ordon.

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6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

Operating Results Outlook

The following statements are projections and forward-looking statements that are based on management’s estimates as of September 9, 2003.  These statements are forward-looking and actual results may differ materially due to various significant risks and uncertainties.  Please see “Forward Looking Statements Involve Risks and Uncertainties” below.

Ordon said, “The Company currently anticipates that fourth quarter revenue will be in the range of approximately $5.3 to $6.0 million with an estimated EPS in the range of approximately negative $0.03 to positive $0.02 per share. Our focus for the real-time initiative in Q4 is to deliver new customers and new deployments.”

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) has led the industry in highly scalable, reliable object management and real-time solutions for complex enterprise-level systems since its founding in 1988. The company’s Object Database Management System (ODBMS) serves as the core database for fraud detection, yield management, real-time data collection and analysis, operation support systems (OSS) and other large-scale applications in the telecommunications, financial services, transportation and defense industries.  Versant manages data for mission-critical systems in use by British Airways, US Government, Financial Times, and other leading Global 1000 companies.  Versant has recently broadened its product line to offer real-time solutions for manufacturing, security and logistics. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include those statements in this press release related to Versant’s anticipated future performance and financial expectations for the fourth quarter of fiscal 2003 (including but not limited to statements regarding anticipated future revenues and per share operating results), future customer deployments, and expectations for the acquisition of additional customers for, and deployments of, our database and real-time solutions.  Actual events or results may differ materially from those discussed in or anticipated by the forward-looking statements as a result of various factors. These factors include, but are not limited to, the uncertainty as to the impact and duration of the current economic slowdown and the associated reduction in corporate IT spending, delays in sales cycles for our products and services, changes in business strategy, uncertainty as to whether the economic environment will improve or worsen, the uncertainty of market demand and future customer adoption of Versant products, changes in operating margins for our products, the uncertainty of demand and the timing of demand for e-business and real-time applications, possible delays in the release of Versant’s new real-time solution offerings and the market acceptance of such offerings, possible delays or failures in establishing strategic OEM and other distribution relationships for our real-time solution offerings, the growth rates of certain market segments, the positioning of the company’s products in those market segments, pricing pressures, the competitive environment in the software industry, and the company’s ability to penetrate markets, the company's ability to successfully manage its costs and operations and maintain its working capital. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant is either a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other names are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call and Dial-in Information

Versant will host a teleconference to discuss Q3 2003 results today after markets close. The details for the earnings call are as follows:

Date:	September 9, 2003
Time:	4:30 PM EDT
Dial-in number:	800-473-6123
International:	973-582-2706
Internet Simulcast: *	www.viavid.net/detailpage.aspx?sid=000016B4

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in to the conference call 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins.  If you have any difficulty connecting with the call, please contact Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 09/16/03.
Replay number: **	877-519-4471
Internet Simulcast:	same as above

** Enter the playback passcode (4133796) to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	July 31, 2003	*October 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$3,226	$4,427
Accounts receivable, net of allowance for doubtful accounts of $193 and $687, respectively	3,107	3,997
Inventory	—	882
Other current assets	623	464
Total current assets	6,956	9,770

Property and equipment, net	1,382	1,890
Other assets	34	21
Intangibles, net of accumulated amortization	413	—
Goodwill	658	240
	$9,443	$11,921

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short term borrowings	$500	$—
Current portion of capital lease obligations	—	4
Accounts payable	788	1,292
Accrued liabilities	1,955	3,064
Deferred revenue	3,040	3,054
Deferred rent	54	30
Total current liabilities	6,337	7,444

Long-term liabilities:
Deferred revenue	10	529
Deferred rent	330	372
Total long-term liabilities	340	901

Total liabilities	6,677	8,345
Shareholders’ equity:
Convertible preferred stock, no par value	4,912	4,912
Common stock, no par value	53,493	52,790
Accumulated deficit	(55,907)	(54,319)
Accumulated other comprehensive income	268	193
Total shareholders’ equity	2,766	3,576
	$9,443	$11,921

* This financial information was derived from our audited financial statements included in our Form 10-K for the period ended October 31, 2002.

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2003	2002	2003	2002
REVENUE
License	$1,903	$2,105	$6,237	$8,099
Maintenance and technical support	1,501	1328	4,599	4,002
Professional services and other	2,025	1016	5,466	3,153
Total revenue	5,429	4,449	16,302	15,254

COST OF REVENUE
License	11	97	625	1,452
Maintenance and technical support	343	319	1055	967
Professional services and other	1,670	919	4,576	2,910
Amortization of purchased intangibles	24	—	67	—
Total cost of revenue	2,048	1,335	6,323	5,329

Gross profit	3,381	3,114	9,979	9,925

OPERATING EXPENSES
Marketing and sales	1,861	2,056	5,754	6,225
Research and development	971	1,490	3,380	4,551
General and administrative	691	797	2,509	2,282
Amortization of goodwill	—	51	—	151
Total operating expenses	3,523	4,394	11,643	13,209

Loss from operations	(142)	(1,280)	(1,664)	(3,284)

Other income (expense), net	4	(25)	138	358

Loss before provision for income taxes	(138)	(1,305)	(1,526)	(2,926)

Provision for income taxes	15	18	62	57

NET LOSS	$(153)	$(1,323)	$(1,588)	$(2,983)

Basic and diluted net loss per share	$(0.01)	$(0.11)	$(0.12)	$(0.24)

Basic weighted average common shares	13,672	12,301	13,563	12,231

Diluted weighted average common shares	13,672	12,301	13,563	12,231

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